CUSIP NO. 10316T106	13G

EXHIBIT A

Agreement of Joint Filing

The undersigned hereby agree that a single Schedule 13G (or any amendment thereto) relating to the Common Stock of Phreesia, Inc. shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13G.

Date: February 13, 2020

HLM VENTURE PARTNERS II, L.P.

By:	HLM Venture Associates II, L.L.C. Its: General Partner

	By:	/s/ Edward L. Cahill
Edward L. Cahill Authorized Signatory

HLM VENTURE ASSOCIATES II, L.L.C.

	By:	/s/ Edward L. Cahill
Edward L. Cahill Authorized Signatory

/s/ Edward L. Cahill
Edward L. Cahill

/s/ Peter J. Grua
Peter J. Grua